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Exhibit 5.1

Pepper Hamilton LLP
Attorneys at Law

3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA 19103-2799
215.981.4000
Fax 215.981.4750

                                January 30, 2003

Integrated Circuit Systems, Inc.
2435 Boulevard of the Generals
Norristown, PA 19403-3661

          Re:   Registration Statement on Form S-8

Ladies and Gentlemen:

          Reference is made to a registration statement on Form S-8 (the "Registration Statement") of Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act). The Registration Statement relates to the offer and sale by the Company of 3,000,000 shares of common stock, par value $.01 per share (the "Share") of the Company pursuant to the Company's 2002 Employees' Equity Incentive Plan (the "Plan").

          In this connection, we have examined the Registration Statement, including the exhibits thereto, the originals or copies, certified or otherwise identified to our satisfaction, of the Article of Incorporation and the By-Laws of the Company as amended to date, and such other documents and corporate records relating to the Company as we have deemed appropriate for the purpose of rendering the opinion expressed herein. The opinion expressed herein is based exclusively on the applicable provisions of the Pennsylvania Business Corporation Law and federal securities laws as in effect on the date hereof.

          On the basis of the foregoing, we are of the opinion that the Shares, when issued and paid for in accordance with the Plan, will be legally issued, fully paid and non-assessable.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules or regulations of the Securities and Exchange Commission thereunder.

                                Very truly yours,

                                /s/ PEPPER HAMILTON LLP